Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-142475, 333-159358, 333-192928, 333-227648, 333-230532, 333-238265, 333-249940, 333-256211 and 333-257439) of Tenneco Inc. of our report dated February 24, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 24, 2022